UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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On December 2, 2020, Neil Bluhm, the Co-Founder and Chairman of Rush Street Interactive, LP (“RSI”) participated in an interview with Bloomberg TV anchor Vonnie Quinn, during which they discussed the proposed business combination (the “Business Combination”) of RSI and dMY Technology Group, Inc. (the “Company”). Below is a transcript of the interview.

BLOOMBERG TV INTERVIEW TRANSCRIPT

VONNIE QUINN, BLOOMBERG:

So the casino and gaming industry, as we were saying, has seen an accelerated shift to online through the pandemic, of course brick-and-mortar locations bearing the brunt of quarantine and isolation measures across the country. Digital gaming company Rush Street Interactive operates across multiple states and has seen an incredible surge in engagement since March. The Chicago-based company is slated to go public via a reverse merger with dMY Technology Group before the end of the year. With us now to discuss the outlook both for brick-and-mortar and online is Rush Street Interactive Chairman and general casino magnate Neil Bluhm, joining us from Chicago. Thanks for joining. Neil, you’ve been in this for decades. Talk to us about the shift in the last several months from brick-and-mortar to digital, both because of the pandemic and just because that’s what was happening anyway.

NEIL BLUHM, RUSH STREET INTERACTIVE:

Well, we have been in the brick-and-mortar development business for over 15 years. Originally I was in the real estate business, which I still am. The brick-and-mortar regional casinos have done very well until we were hit by the pandemic, you know, in the spring of this year and we got shut down. But then when we opened up, we projected a certain amount of revenue and actually, we started doing somewhat better than our projections, now not nearly as well as before the pandemic, but better than we thought. And the reason was that people are just tired of staying home. They want to get out, they want to have some fun and excitement and action. Now, the regional casinos did much better than Vegas for example because you don’t have to get on an airplane, you just get in your car and drive to the casino. You know, we are right in or near major cities. So we’re optimistic about that business. Now we’re shut down now, but in half of our casinos, we have lots of restrictions but we’re optimistic about the long-term performance. Also, we have been helped by having sport betting in our casinos in the states that have allowed it because people like to come bet on the sports and play the other games while they are there.

VONNIE QUINN:

Neil, you’ve again been in the business of brick-and-mortar for a long, long time. You are still in hotels and also in, you know, office buildings, residential, and of course hotels and so on. How are they doing? You’ve got everything from the Ritz Carlton in Chicago to hotels in the Midwest.

NEIL BLUHM:

Well, okay. Hotels are suffering because nobody is traveling. When the pandemic is over, they will do better. I think that it’s not going to be a long-term problem particularly for resort hotels. Again, people want to go have some fun and travel. Business hotels may be long-term affected because people will go to less conventions or meetings because they are getting used to using the internet. Office in major cities is fine, particularly downtown, our buildings in Century City are full of tenants who are paying rent. Residential is also fine, you know, the internet has not impacted residential at all because you can’t and sleep on the internet. However, in the short run, rents are down, vacancies are up in the major cities, particularly New York, San Francisco, to a lesser extent, Chicago and Los Angeles. But that, that is understandable because if you’re a young person and there is no action, there’s no bars, there’s no restaurants, people aren’t working around there, you don’t want to live there and it’s expensive, so they moved out, they moved to the suburbs or their parents. But long-term, that business will be fine.

VONNIE QUINN:

Neil, you know, obviously you must be pretty bullish on the economy ‘cause you are continuing to build casinos and we will get to the online part of things in a moment, there’s a SPAC involved there. But you’re still building brick-and-mortar casinos in places like Virginia.

NEIL BLUHM:

Yes, we won the right to do that, we expect to start construction sometime in the middle of next year. It’ll take a year and a half to finish it. We assume that the pandemic will be over by then.

VONNIE QUINN:

Now, this Rush Street Interactive, tell us why you made the decision to go public via a SPAC given that you have all of this experience anyway, you may not have needed to go that way. Why that way, and what will the proceeds help you to do?

NEIL BLUHM:

Well, we got into this business some years ago with my two younger partners, Greg Carlin and Richard Schwartz who run the internet business, and we felt that that business was coming and was gonna grow, so we developed our own platform, built up our own team and then when the states started legalizing it, we got off to a good start. And right now, we are the number one in the market for casinos and number four for internet sport betting. Now when I say casinos, I mean internet casino gambling. They are two different businesses. Some people can bet on slot machines or on – play card games like blackjack. Alternatively, we have sport betting. Many states have started to allow sport betting. Only a few have started to allow the casino games, but the projections for the casino business are that they will be a larger market ultimately than sport betting. And proof of the pudding is the fact that two of the big states that have both, that’s Pennsylvania and New Jersey, the revenue being produced for the casino far outweighs the revenue being produced by the sport betting.

VONNIE QUINN:

Now Rush Street Interactive will be trading by the end of the year in this, you know, merger with dMY but I’m curious, you’ve already said that growth of revenue increased 370% in the third quarter over a year ago. How are you doing that given there are competitors out there? Are you keeping costs down? How would you continue this landgrab, if you like, for online gamblers?

NEIL BLUHM:

Well, number one, we have lots of competitors, especially on the sport betting side. But unlike some of our competitors, we’re not buying market share, we’re earning it. We think we have a great product, we’re very flexible, it’s our own technology, and so we have done well. And remember, on the casino side, we come from a casino background rather than daily fantasy sports for example. So we think we have an advantage on the casino side. And, we’ve just raised our estimate for the year, our guidance by 20% over where we projected a short time ago. So we should do $265-$275 million in revenue this year, so we’re feeling very good! One thing I think is important to note: that is that after our project – merger – is completed, we will have $230 million of revenue on our balance sheet with no debt. And we started our internet business with $50 million in capital, the majority of which was put up by me and the rest by my two partners. So we have been able to build this with a relatively small amount of capital, and we’re very optimistic about where this business is going.

VONNIE QUINN:

Well Neil, it is going to places like Virginia, Michigan, and Iowa apparently once you do raise this $230 plus million dollars. Those are the states that you plan to expand to. Are you worried at all about discretionary cash and about what this pandemic has done to the strata of society that would want to game?

NEIL BLUHM:

Yeah, we do worry about that, but I think you should recognize that most people who are gambling, you know, have a certain amount of capital in the first place. So, you know, if you’ve lost your job and you don’t have any money, you are not likely to be gambling. The other side of it is people are dying to have some fun and I cannot overemphasize that element. You know, I have been home myself, and it’s not fun like your normal life. So, we are optimistic about the future, but clearly people will like betting on the internet at times and that’s a growing business.

VONNIE QUINN:

Speaking of trying to have fun, you’re also very involved with the Whitney and other museums around the country. Talk to us about when you think that museums will start to feel comfortable that they can survive again, and do you see many across the country just not surviving this?

NEIL BLUHM:

Well, we are fortunate we’re surviving at the Whitney. I’m also on the board of the Art Institute which is surviving. We have a good endowment that helps us. No question that, you know, business is slower. Far fewer people are coming. But the good museums have a good annual customers. And if you go to the museums now, it’s a great time to go because there is hardly anybody in there because people are afraid and, you know, want to social distance but they’re large buildings and you can wear a mask, so they will survive. And by the way, the art market has remained very robust, so stock market is up. That’s another reason when you mentioned, you know, will people have money to gamble, people own stocks and have done very well. So, yes, unfortunately there is unemployment, and many are suffering but many are doing well so I think that the casino business will do well because we depend on people who have discretionary funds.

VONNIE QUINN:

Well also for those who don’t want to game, and don’t want to go to museums, there is also the Sox and the Bulls, and you’re a minority owner in both teams. Neil, when do we see sports getting back to normal and what do you predict for your two teams?

NEIL BLUHM:

Well, for the White Sox, I am wildly enthusiastic because after a few rough years, we got a great young team and we made the playoffs for the first time and we’re considered definitely an up-and-coming team with some great young players. The Bulls have a young team – we just got a new manager and general manager, new coach and general manager. So I think we’re optimistic about the future of the Bulls but it will take some time because we have a young team that we’ve got to grow it up.

VONNIE QUINN:

Well, Neil, no better person to keep moving on and keep improving both for your sports teams and museums and of course all of your holdings. Neil Bluhm is Chairman of Rush Street Interactive, thank you very much for joining us from Chicago today. This is Bloomberg.

No Offer or Solicitation

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company filed a preliminary proxy statement with the SEC on October 9, 2020 and intends to file a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about RSI, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on January 31, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Forward-Looking Statements

This Schedule 14A includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and RSI following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the Business Combination; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on the New York Stock Exchange following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.